Exhibit 10.6

Transfer Agency and Service Agreement

Between

Audax Private Credit Fund, LLC

and

Computershare Trust Company, N.A.

and

Computershare Inc.

THIS TRANSFER AGENCY AND SERVICE AGREEMENT, effective as of April 14, 2025 (“Effective Date”), is by and among Audax Private Credit Fund, LLC, a Delaware limited liability company and closed-end managament investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (“1940 Act”), having its principal place of business at 320 Park Avenue, New York, New York 10022 (“Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate Computershare Trust Company, N.A., a federally chartered trust company (“Trust Company”, and together with Computershare, “Agent”), each having a principal office and place of business at 150 Royall Street, Canton, Massachusetts 02021. As used herein “party” means Agent or Company, as applicable, and “parties” means Agent and Company.

WHEREAS, Company desires to appoint Trust Company as its sole transfer agent and registrar for the Shares, administrator of any Plan (as defined below) for Company, and depositary for Company tender offers made from time to time, and Computershare as processor of all payments received or made by Company under this Agreement;

WHEREAS, Trust Company and Computershare will each separately provide specified services covered by this Agreement and, in addition, Trust Company may arrange for Computershare to act on behalf of Trust Company in providing certain of its services covered by this Agreement; and

WHEREAS, Trust Company and Computershare desire to accept such respective appointments and perform the services related to such appointments.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1. CERTAIN DEFINITIONS.

1.1 “Account” means the account of each Shareholder which reflects any full or fractional Shares held by such Shareholder, outstanding funds, or reportable tax information.

1.2 “Agreement” means this agreement and any and all exhibits or schedules attached hereto and any and all amendments or modifications which may from time to time be executed.

1.3 “Confidential Information” means any and all technical or business information relating to a party, including, without limitation, financial, marketing and product development information, Shareholder Data (including any non-public information of such Shareholder), Personal Information, Proprietary Information, and the terms and conditions (but not the existence) of this Agreement, that is disclosed or otherwise becomes known to the other party or its affiliates, agents or representatives before or during the term of this Agreement, as well as any other information designated as confidential or proprietary by the disclosing party or otherwise disclosed in a manner such that a reasonable person would understand its confidential nature. Confidential Information may constitute trade secrets and is of great value to the owner (or its affiliates). Except for Personal Information and Proprietary Information, Confidential Information shall not include any information that is reasonably demonstrated to be: (a) already known to the other party or its affiliates on a non-confidential basis at the time of the disclosure; (b) publicly known at the time of the disclosure or becomes publicly known through no wrongful act or failure of the other party; (c) subsequently disclosed to the other party or its affiliates on a non-confidential basis by a third party not having a confidential relationship with the owner and which rightfully acquired such information; or (d) independently developed by one party without access to the Confidential Information of the other.

1.4 “Personal Information” means information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular living individual, including, without limitation, names, signatures, addresses, e-mail addresses, telephone numbers, account numbers and information, social security numbers and other personal identification numbers, financial data, date of birth, transaction information, user names, passwords, security codes, employee ID numbers, identity photos, and any other information defined in applicable privacy laws or regulations as personal information, that Agent receives from Company, is otherwise obtained by Agent in connection with this Agreement, or to which Agent has access in the course of performing the Services.

1.5 “Plan” means Company’s distribution reinvestment plan administered by Trust Company for Company relating to the reinvestment of distributions to Company Shareholders (as defined below) whether as of the Effective Date or at any time during the term of this Agreement.

1.6 “Services” means all services performed or made available by Agent pursuant to this Agreement.

1.7 “Shares” means limited liability company interests of the Company, par value $0.001 per share, authorized by Company’s governing documents, and other classes of Company’s securities to be designated by Company in writing and which Agent agrees to service under this Agreement.

1.8 “Shareholder” means a holder of record of Shares.

1.9 “Shareholder Data” means all information, including Personal Information, maintained on the records database of Agent concerning Shareholders.

2. APPOINTMENT OF AGENT.

2.1 Appointments. Company hereby appoints, and Trust Company and Computershare hereby accept such appointments, as follows:

(a)	Trust Company as sole transfer agent and registrar for all Shares and as administrator of the Plan in accordance with the terms and conditions hereof and the Plan;

(b)	Computershare as the service provider to Trust Company and as processor of all payments received or made by or on behalf of Company under this Agreement; and

(c)

Computershare as subscription agent in connection with the Subscription Offers (as defined in the Fee and Service Schedule (as defined below)) in accordance with and subject to the terms and conditions of this Agreement. Computershare will provide the specified subscription services set forth in the Fee and Service Schedule related to the Subscription Offers. Company acknowledges that Computershare may subcontract certain of the subscription services to a third-party subcontractor subject to the terms of this Agreement; provided, however, that such acknowledgment will not relieve Computershare of its obligations and responsibilities under this Agreement for such services and Computershare will be as fully responsible to Company for the acts and omissions of any such subcontractor as it is for its own acts and omissions under this Agreement.

2.2 Appointment Documents. On or before the Effective Date, Company will provide the appointment and corporate authority documents as set out separately by Agent, including but not limited to the following:

(a)	Board resolution appointing Trust Company as the transfer agent;

(b)

Board resolution and/or certificate of incumbency designating officers or other designated persons of Company authorized to sign written instructions and requests and, if applicable, Share certificates, in connection with this Agreement (each, an “Authorized Person”);

(c)	Reserved;

(d)	A certificate of Company as to the Shares authorized, issued and outstanding, as well as a description of all reserves of unissued Shares relating to the exercise of options; and

(e)	A complete and accurate register of Shareholders.

2.3 Records. Agent may adopt as part of its records all Shareholder lists, Share ledgers, records, books, and documents provided to Agent by Company or any of its agents specifically for the Services. In order to enable Agent to perform the duties of transfer agent and registrar, Company shall provide, or shall cause its prior transfer agent and registrar to provide, a complete and accurate register of Shareholders on or before the Effective Date, and shall indemnify Agent under Section 7.2 of this Agreement for the failure to provide such register on or before the Effective Date. Agent shall keep records relating to the Services, in the form and manner it deems advisable, but in any event consistent with applicable laws and regulations and the reasonable standards of the transfer agency industry. Agent agrees that all such records prepared or maintained by it relating to the Services are the property of Company and will be preserved, maintained and made available in accordance with the requirements of applicable law and Agent’s records management policy, and will be surrendered promptly to Company in accordance with its request, subject to applicable law and Agent’s records management policy. To the extent an agreement of Shareholders to enroll in the Plan is done through execution of a subscription agreement or some means other than a paper enrollment form, Company agrees to maintain such documentation for a period of seven (7) years from the date of enrollment, and will provide a copy of such documentation to Agent upon its request.

2.4 Shares. Company shall, if applicable, inform Agent as soon as practicable in advance as to: (a) the existence or termination of any restrictions on the transfer of Shares, the application to or removal from any Shares of any legend restricting the transfer of such Shares (which may be subject, in the case of removal of any such legend, to delivery of a legal opinion in form and substance reasonably acceptable to Agent in accordance with its policies and procedures), or the substitution for such Share of a Share without such legend; (b) any authorized but unissued Shares reserved for specific purposes; (c) any outstanding Shares which are exchangeable for Shares and the basis for exchange; (d) reserved Shares subject to option and the details of such reservation; (e) any Share split or Share dividend; (f) any other relevant event or special instructions which may affect the Shares; (g) any bankruptcy, insolvency or other proceeding regarding Company affecting the enforcement of creditors’ rights; and (h) any future original issuances of Shares for which Agent will act as transfer agent under this Agreement (subject to delivery of a certificate by/from legal counsel for Company (who may be Company’s chief legal officer or a similarly situated legal officer for Company, and e-mail delivery of such certificate being sufficient) certifying, without limitation, that Company has received an opinion of counsel for Company concerning the legal status of such Shares, including whether the applicable issuance is part of an offering of Shares that is registered or exempt from registration).

2.5 Share Certificates. If applicable, Company shall provide Agent with (a) documentation required to print on demand Share certificates, or (b) an appropriate supply of Share certificates which contain a signature panel for use by an authorized signor of Agent and state that such certificates are only valid after being countersigned and registered, whichever is applicable.

2.6 Company Responsibility. Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as Agent may reasonably require in order to carry out or perform its obligations under this Agreement. If any out-of-balance condition caused by Company or any of its prior agents arises during any term of this Agreement, then Company will, promptly upon Agent’s request, provide Agent with funds or Shares sufficient to resolve such out-of-balance condition. For purposes of the prior sentence, an “out-of-balance condition” occurs when any funds or Shares do not balance out adequately to cover payment or issuance obligations to Shareholders, or there is a record difference or over issuance as defined under applicable state or federal law.

2.7 Scope of Agency.

(a)

Agent shall act solely as agent for Company under this Agreement and owes no duties hereunder to any other person. Agent undertakes to perform the duties and only the duties that are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against Agent. Agent is engaged in an independent business and will perform its obligations under this Agreement as an agent of Company for the purposes of the Services to be furnished hereunder.

(b)

Agent may rely upon, and shall be protected in acting or refraining from acting in good faith reliance upon: (i) any communication from Company, any predecessor transfer agent or co-transfer agent or any registrar (other than Agent), predecessor registrar or co-registrar; (ii) any instruction, notice, request, direction, consent, report, certificate, opinion or other instrument, paper, document or electronic transmission believed in good faith by Agent to be genuine and to have been signed or given by the proper party or parties; (iii) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (iv) any instructions received through Direct Registration System/Profile. In addition, Agent is authorized to refuse to make any transfer that it determines in good faith not to be in good order.

(c)

From time to time, Company may provide Agent with instructions concerning the Services. Further, Agent may apply to any Authorized Person for instruction, and may consult with legal counsel for Company with respect to any matter arising in connection with the Services. Agent and its agents and subcontractors shall not be liable and shall be indemnified by Company under Section 7.2 of this Agreement for any action taken or omitted by Agent in good faith reliance upon any Company instructions given by an Authorized Person or upon the advice or opinion of Company counsel. Company shall promptly provide Agent with an updated board resolution and/or certificate of incumbency regarding any change of authority for any Authorized Person. Agent shall not be held to have notice of any change of authority of any Authorized Person, until receipt of written notice thereof from Company.

(d)

Compliance with Laws. Agent is obligated and agrees to comply with all applicable laws and regulations, codes, orders and government rules in the performance of its duties under this Agreement, including maintaining written policies and procedures reasonably designed to prevent the violation of the Federal Securities Laws, as that term is defined in Rule 38a-1, adopted by the U.S. Securities and Exchange Commision under the 1940 Act (“Rule 38a-1”) with respect to the Services. On an annual basis, Agent shall deliver to Company, upon Company’s reasonable, written request, a certification and summary of such policies and procedures in connection with Rule 38a-1, and Agent will provide explanations of such policies and procedures as Company may reasonably request in connection with Company’s compliance with Rule 38a-1.

3. STANDARD SERVICES.

3.1 Share Services. Agent shall perform the Services set forth in the fee and service schedule attached hereto as Schedule 1 (hereinafter, the “Fee and Service Schedule”) and in Schedule 2 attached hereto and incorporated herein. Agent shall perform the Services in compliance with this Agreement and in a manner consistent with the reasonable standards of the transfer agency industry.

3.2 Replacement Shares. Agent shall issue replacement Shares for those certificates alleged to have been lost, stolen or destroyed, upon receipt by Agent of a reasonable administration fee paid by Shareholder, and an open penalty surety bond satisfactory to it and holding it and Company harmless, absent notice to Agent that such certificates have been acquired by a bona fide purchaser. Agent may, at its option, issue replacement Shares for mutilated certificates upon presentation thereof without such indemnity. Agent may, at its sole option, accept indemnification from Company to issue replacement Shares for those certificates alleged to have been lost, stolen or destroyed in lieu of an open penalty bond. Agent may receive compensation, including in the form of commissions, for services provided in connection with surety programs offered to Shareholders.

3.3 Internet Services. Agent shall make available to Company and Shareholders, through its web sites, including, but not limited to, www.computershare.com (collectively, “Web Site”), online access to certain Account and Shareholder information and certain transaction capabilities (“Internet Services”), subject to Agent’s security procedures and the terms and conditions set forth herein and on the Web Site. Agent provides Internet Services “as is”, on an “as available” basis, and hereby specifically disclaims any and all representations or warranties, express or implied, regarding such Internet Services, including any implied warranty of merchantability or fitness for a particular purpose and implied warranties arising from course of dealing or course of performance. In making Internet Services available to Shareholders that are custodians for the benefit of another person or entity, or custodians or trustees of an Individual Retirement Account or accounts that appear to be qualified retirement or pension plan accounts (e.g., Keough, 401(k), 403(b), SEP) (“Custodians”), Agent may rely upon, and shall be protected in acting or refraining from acting in good faith reliance upon instructions or authorization from Custodians to provide Internet Services access to their designated employees and their designated third-party service providers, and for the acts or omissions of such employees and such third-party service providers in connection with their respective use of Internet Services. In particular, Company authorizes and instructs Agent to provide third-party service providers of Custodians with access to Agent’s BDC Portal with respect to those Accounts to which they are designated by such Custodians. Such access shall be included in the definition of Internet Services and subject to the terms applicable to Internet Services as set forth in this Section 3.3. Company acknowledges and agrees that each

Custodian and each of its designated employees and third-party service providers will need to agree to Agent’s security procedures and the terms and conditions set forth on Agent’s BDC Portal. In addition to providing the above-referenced access to such third-party service providers, and in accordance with Agent’s then-current policies and procedures for authentication, Agent will respond to e-mail inquiries from such third-party service providers, and will process all transactions set forth in such inquiries as Agent would for Custodians hereunder.

3.4 Proprietary Information. Company agrees that the databases, programs, screen and report formats, interactive design techniques, Internet Services, software (including methods or concepts used therein, source code, object code, or related technical information) and documentation manuals furnished to Company by Agent as part of the Services are under the control and ownership of Agent or a third party (including its affiliates) and constitute copyrighted, trade secret, or other proprietary information (collectively, “Proprietary Information”). Shareholder Data is not Proprietary Information. Company agrees that Proprietary Information is of substantial value to Agent or other third party and will treat all Proprietary Information as confidential in accordance with Section 9 of this Agreement. Company shall take reasonable efforts to advise its relevant employees and agents of its obligations pursuant to this Section 3.4.

3.5 Third Party Content. Agent may provide real-time or delayed quotations and other market information and messages (“Market Data”), which Market Data is provided to Agent by certain third parties who may assert a proprietary interest in Market Data disseminated by them but do not guarantee the timeliness, sequence, accuracy or completeness thereof. Company agrees and acknowledges that Agent shall not be liable in any way for any loss or damage arising from or occasioned by any inaccuracy, error, delay in, omission of, or interruption in any Market Data or the transmission thereof.

3.6 Lost Shareholders; In-Depth Shareholder Search.

(a)

Computershare shall conduct such database searches to locate lost Shareholders as are required by Rule 17Ad-17 (“Rule 17Ad-17”) promulgated under the Securities Exchange Act of 1934, as amended (“1934 Act”), without charge to Shareholder(s). If a new address is so obtained in a database search for a lost Shareholder, then Computershare shall conduct a verification mailing and update its records for such Shareholder accordingly.

(b)

Computershare may cause the performance of more in-depth searches for the purpose of (i) locating certain lost Shareholders for whom a new address is not obtained in accordance with clause (a) above, (ii) identifying Shareholders who are deceased (or locating such deceased Shareholder’s estate representative, heirs or other party entitled to act with respect to such Shareholder’s Account (“Authorized Representative”)), and (iii) locating Shareholders whose Accounts contain an uncashed check older than 180 days and who have already received the required unresponsive payee notification under Rule 17Ad-17, in each case using the services of a locating service provider selected by Computershare (“Service Provider”), which Service Provider may be an affiliate of Computershare. Such Service Provider may compensate Computershare for processing and other services that Computershare provides in connection with such in-depth search, including providing Computershare a portion of its service fees.

(c)

In communicating its services to any Shareholder (or Authorized Representative) located pursuant to clause (b) above, such Service Provider shall clearly identify to such Shareholder (or Authorized Representative) all assets held in such Shareholder’s Account. Such Service Provider shall inform any such located Shareholders (or Authorized Representative) that such Shareholder (or Authorized Representative) may choose (i) to contact Computershare directly to update account records and claim uncashed check funds, if any, at no charge other than any applicable fees to replace lost certificates, (ii) to contact such Shareholder’s broker directly to update account records and claim uncashed funds, if any, subject to the broker’s applicable fees, documentation requirements and other procedures, or (iii) to use the services of such Service Provider for a processing fee, which may not exceed approximately 10% of the asset value of such Shareholder’s property where the registered Shareholder is living, deceased, or not a natural person; provided that such processing fee shall not include or limit any applicable fees to replace lost certificates; and provided that in no case shall such fee exceed the maximum statutory fee permitted by the applicable state jurisdiction. If Company selects a locating service provider other than one selected by Computershare, then Computershare shall not be responsible for the terms of any agreement between such provider and Company and additional fees may apply.

(d)	Pursuant to Section 2.7(c) of this Agreement, Company hereby authorizes and instructs Computershare to provide to Service Provider:

(i)

aggregate Shareholder Data including number of projected eligible Accounts, value of projected eligible Accounts (includes sum of outstanding checks and value of Shares) in order for Service Provider to determine the feasibility of providing in-depth search services;

(ii)	upon determination by Service Provider that an in-depth Shareholder location program will be implemented and after notification of implementation to Company by Computershare (including by e-mail):

(1)	a complete Shareholder file (from which Service Provider will eliminate those Accounts for which a search is still required by Rule 17Ad-17); and

(2)	preliminary escheatment files (used to block Accounts that may not be serviced under the program based on state unclaimed property laws); and

(iii)	view-only access (during the time a program is in place) to Shareholder Data for the limited purposes of verifying Account information and reconcilement for program eligible Accounts.

3.7 Services to Financial Institutions and Financial Advisors – BDC Portal.

3.7.1 Agent shall record the name, address, CRD/FINRA number, and contact e-mail address of each financial institution, such as a registered broker-dealer or an investment advisory firm (each, a “Financial Institution”) and financial advisor or registered representative associated with such Financial Institution (each, a “Financial Advisor”) acting for a Shareholder on such Shareholder’s Account, as set forth on the records provided to Agent at the instruction of an Authorized Person of Company. Agent shall change such Financial Institution and/or Financial Advisor recorded on a Shareholder’s Account at the written instruction of such Authorized Person. Company further authorizes and instructs Agent to change such Financial Advisor recorded on a Shareholder’s Account at the written instruction of the Financial Institution recorded on the subject Account. In the event a Shareholder instructs Agent to change or remove the Financial Institution and/or Financial Advisor on such Shareholder’s Account, Agent shall request further instruction from Company, and Company agrees that it shall promptly provide such instruction to Agent. Company acknowledges and agrees that Agent may from time to time perform a search of Financial Advisors through an unaffiliated third-party service provider (under Section 12.2 below) to determine their employment status with their associated Financial Institution, and Company acknowledges and agrees that Agent does not guarantee the accuracy of the results of any such search. If such search indicates a Financial Advisor is no longer associated with the Financial Institution reflected on Agent’s records, then Company agrees that access to such Financial Advisor will be terminated for all Accounts associated with such Financial Advisor and Financial Institution. Agent may agree to reinstate a Financial Advisor’s access, in its sole discretion, if such Financial Advisor is accepted under Agent’s verification procedures, then in place.

3.7.2 Agent shall make available to each Financial Institution and Financial Advisor designated on a Shareholder’s Account, through its BDC Portal, located at www.computershare.com/advisorportal, online access to those Accounts to which they are designated as Financial Institution and/or Financial Advisor. Such access shall be limited to viewing the following Shareholder Account information: Shareholder name, investment value (i.e., total value of the Shares based on the valuation provided by Company), sponsor name, Company name, and the number of Shares. Such access shall be included in the definition of Internet Services and subject to the terms applicable to Internet Services as set forth in Section 3.3 above. Company acknowledges and agrees that each Financial Institution and Financial Advisor will need to agree to Agent’s security procedures and the terms and conditions set forth on the BDC Portal.

3.8 Services to Financial Institutions and Financial Advisors – AIP.

3.8.1 To the extent that a Financial Institution is a member of the National Securities Clearing Corporation (“NSCC”) Alternative Investment Product (“AIP”), Company agrees that such Financial Institution and the designated Financial Advisor on a Shareholder Account shall have access to such Shareholder Account information as provided by AIP through NSCC’s AIP system, and that Agent shall send monthly file updates, and other updates as directed by Company, concerning Shareholder Account information through NSCC’s AIP system to be accessed by such Financial Institution and the designated Financial Advisor. Such file updates shall include, without limitation, transactional Account activity, such as transfers, dividend/distribution payments, and dividend/distribution reinvestments.

3.8.2 Company further agrees that Agent may accept daily file updates through NSCC’s AIP system reflecting new account set up instructions, and AIP transaction records 025, 053 and 201 (Registration, Account Maintenance, and Account Transfers within the same Financial Institution acting as custodian), provided by Financial Institutions and/or Financial Advisors to Shareholder Accounts (including, without limitation, name changes, address changes, and TIN changes), and instructs Agent to make such changes to Shareholder Accounts. Agent reserves the right to reject such changes, in its sole discretion, in the event such changes appear to reflect a change in beneficial ownership (except for transfers within the same Financial Institution acting as custodian) or if Agent determines additional supporting documentation is required to make such changes.

3.8.3 AIP services set forth in this Section 3.8 (“AIP Services”) shall be available throughout the term of this Agreement, after (i) Company has completed the necessary documentation to appoint Computershare as administrator for Company with NSCC, and upon NSCC’s acceptance of such appointment or, in the alternative, (ii) NSCC approves Company’s Shares as an Eligible AIP Product (as defined in the National Securities Clearing Corporation Rules & Procedures (“NSCC Rules”)) after submission of all applicable documentation by Computershare on behalf of Company as set forth herein.

Upon Company’s request, Agent shall file all applicable documentation with NSCC on behalf of Company to make the Shares an Eligible AIP Product. Company shall provide to Agent in writing all information requested in such applicable documentation, and any other information subsequently requested by NSCC, and shall have sole responsibility to ensure such information is accurate and complete. As applicable, Company hereby represents and warrants to Agent that the offer and sale of Shares complies with all applicable requirements under applicable jurisdiction(s) outside of the United States of America, for as long as such Shares are processed as an Eligible AIP Product through NSCC. Agent shall have no other obligations or duties with respect to such applicable documentation other than filing it with NSCC.

In the event NSCC elects, at any time, to decline to accept Company’s Shares as an Eligible AIP Product for processing through NSCC’s AIP system or to withdraw Company’s Shares as an Eligible AIP Product eligible for processing through NSCC’s AIP system, Agent may immediately terminate AIP Services, and Agent will give Company written notice of such termination.

3.8.4 In connection with AIP Services, Company hereby acknowledges and agrees that it shall be responsible for all applicable activities, liabilities, matters, and obligations of AIP Members under the NSCC Rules, as applicable, including, without limitation, Rule 53 of the NSCC Rules, including, without limitation, all applicable charges incurred and payments due for processing applicable AIP transactions through NSCC’s AIP system. Company further agrees to provide all agreements, forms, tax certifications or other documentation that may be required from time to time, including at the request of NSCC, in order for Agent to provide AIP Services.

3.8.5 Agent is not responsible for making any payment in connection with AIP Services to the extent that such payment is not received from Company or NSCC, as applicable, and is not responsible in the event NSCC prohibits any payment from settling through it at its determination. Company further agrees that any fees established and assessed by NSCC for late payments or non-payments with respect to balances for use of NSCC’s AIP system will be charged to Company; provided, that Company will not be liable for any such fees to the extent that they are the result of Agent’s failure to timely make any payment in connection with AIP Services for which Company provided Agent payment. Company acknowledges that NSCC may exclude use of AIP Services in the event of late payment or non-payment.

3.8.6 In connection with AIP Services, Agent shall in no event be liable or responsible for NSCC’s actions, delays or omissions in fulfilling its obligations to Company with respect to Eligible AIP Products. Company shall indemnify, defend and hold Agent harmless from and against, and Agent shall not be responsible for, any and all Losses (as defined below) arising out of or attributable to Agent’s filing of all applicable documentation with NSCC on behalf of Company, performance of AIP Services, and any claim for indemnity by NSCC relating to Losses by DTC, NSCC or Cede & Co. arising out of or in connection with Agent’s submission of all applicable documentation on behalf of Company for purposes of eligibility as set forth in this Section, except for any liability of Agent as set forth in Section 7.1 below.

3.9 Indemnification for Services to Financial Institutions and Advisors. Company shall indemnify and hold Agent harmless from and against, and Agent shall not be responsible for, any Losses (as defined below) arising out of or attributable to Agent’s provision of the services set forth in Sections 3.7 and 3.8 above, including, without limitation, providing access to Financial Institutions and Financial Advisors to Shareholder Account information (or terminating and/or reinstating such access as set forth in Section 3.7.1 above) and their use of the BDC Portal and AIP services, subject to Section 7 of this Agreement.

3.10 Reserved.

3.11 Aggregator Access Services. Company hereby instructs Agent to provide Financial Advisors with the option to participate in Agent’s aggregator access services (“Aggregator Access Services”), in which Agent sends daily electronic files containing Aggregator Shareholder Information (as defined below), via secure file transfer protocol, to designated and enrolled aggregators of such Financial Advisors (each, an “Aggregator”, and collectively, “Aggregators”), subject to each such Financial Advisor duly executing and properly completing an Aggregator Access Services agreement and authorization form (in a format and delivery method to be determined by Agent, which may include through the BDC Portal), which includes, but is not limited to, certain terms and conditions set forth therein pertaining to the Aggregator Access Services. Such daily electronic files will include Shareholder Account profiles, Shareholder positions, applicable transactions, applicable distributions, and cost basis information associated with the corresponding Financial Advisors (“Aggregator Shareholder Information”). Company agrees that (i) if a Financial Institution informs Agent that a Financial Advisor is no longer associated with such Financial Institution, or (ii) if a search of Financial Advisors is performed through an unaffiliated third-party service provider of Agent (as referenced in Section 3.7.1 above) to determine their employment status with their associated Financial Institution, and such search indicates a Financial Advisor is no longer associated with the Financial Institution reflected on Agent’s records, then Agent, in case of either (i) or (ii) above, will no longer send such daily electronic files to such Financial Advisor’s designated and enrolled aggregator. Upon thirty (30) days prior written notice from Company to Agent, Agent will terminate its provision of the Aggregator Access Services for all Accounts associated with Financial Advisors. Agent reserves the right to add any Aggregators to or to terminate any Aggregators from its list of approved Aggregators for any reason, in its sole discretion. For the avoidance of doubt, the parties hereto agree that Aggregators are not Agent’s subcontractors or sub-processors, and Agent shall have no liability for the acts or omissions of Aggregators. Company authorizes Agent to add its name to Agent’s “List of Participating Issuers” with respect to Aggregator Access Services, for so long as Company participates in such Aggregator Access Services.

Company shall indemnify and hold Agent harmless from and against, and Agent shall not be responsible for, any Losses (as defined below) arising out of or attributable to Agent’s provision of the Aggregator Access Services set forth in this Section 3.11, including, without limitation, providing Aggregator Shareholder Information to Aggregators, subject to Section of this Agreement.

3.12 Tender Offers. Agent shall serve as depositary under and pursuant to the additional terms set forth in Schedule 2 attached hereto in connection with tender offers made by Company from time to time.

4. COMPUTERSHARE DISTRIBUTION DISBURSING AND PAYMENT SERVICES.

4.1 Declaration of Distributions. Company must provide Computershare with written notice from an Authorized Person of any declaration of a distribution. Computershare will initiate distribution payments to Shareholders, as applicable, to the extent that Computershare receives sufficient funds from Company in advance of such initiation. The payment of such funds to Computershare for the purpose of being available for the payment of distributions from time to time is not intended by Company to confer any rights in such funds on Shareholders, as applicable, whether in trust, contract, or otherwise.

4.2 Stop Payments. Company hereby authorizes Computershare to stop payment of checks issued in payment of distributions or for sales proceeds, Share repurchases in connection with tender offers made by Company under Schedule 2 attached hereto, if applicable, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or, through no fault of theirs, are otherwise beyond their control and cannot be produced by them for presentation and collection, and Computershare shall issue and deliver duplicate checks in replacement thereof, and Company shall indemnify Agent against any loss or damage resulting from reissuance of the checks.

4.3 Tax Withholding. Company hereby authorizes Computershare to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld under the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable provision of state or local law with respect to the making of such payments. To the extent that such amounts are so withheld and paid to the applicable taxing authority or authorities, as applicable, such amounts will be treated for all purposes under this Agreement as having been paid to the person or persons, as applicable, in respect of whom such deduction(s) and withholding(s) was/were made. Notwithstanding the foregoing, Company hereby authorizes Computershare to deduct from all payments of distributions declared by Company or for sales proceeds, Share repurchases in connection with tender offers made by Company under Schedule 2 attached hereto, and disbursed by Computershare to Shareholders, as applicable, the tax required to be withheld pursuant to Sections 1441, 1442, 1445, 1471 through 1474, and 3406 of the Code or by any federal or state statutes subsequently enacted or any other applicable provision of U.S. federal, state or local law, and to make the necessary returns and payment of such tax to the relevant taxing authority. Company will provide withholding and reporting instructions to Computershare from time to time as relevant, and upon request of Computershare. If, in accordance with the foregoing, Computershare withholds any such amount, then it shall send to Company proof of any such payment within thirty (30) days following that payment.

4.4 Plan Payments. If applicable, Company hereby authorizes Computershare to make all payments required to be made under the Plan, including all payments required to be made to Company.

4.5 Bank Accounts. All funds administered by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of Services (the “Funds”) shall be administered by Computershare as agent for Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for Company. Until paid pursuant to this Agreement, Computershare may administer or invest the Funds through such accounts in: (a) funds backed by obligations of, or guaranteed by, the United States of America; (b) debt or commercial paper obligations rated A-1 or P-1 or better by S&P Global Inc. (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively; (c) Government and Treasury backed AAA-rated Fixed NAV money market funds that comply with Rule 2a-7 of the 1940 Act; or (d) short term certificates of deposit, bank repurchase agreements, and bank accounts with commercial banks with Tier 1 capital exceeding $1 billion, or with an investment grade rating by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. Computershare shall not be obligated to pay such interest, dividends or earnings to either Company, any Shareholder or any other party.

5. FEES AND EXPENSES.

5.1 Fee and Service Schedules. Company agrees to pay to Agent the fees and expenses for the Services as set forth in the Fee and Service Schedule. At least sixty (60) days before the expiration of the Initial Term (as defined below) or a Renewal Term (as defined below), whichever is applicable, the parties to this Agreement will agree upon a new fee schedule for the upcoming Renewal Term. If no new fee schedule is agreed upon, then the fees will increase as set forth in the Term Section of the Fee and Service Schedule.

5.2 Invoices. Company will pay Agent all amounts invoiced in accordance with this Agreement within thirty (30) days of Company’s receipt of such invoice, except for any amounts that are subject to good faith dispute. Each invoice shall also include any Transaction Taxes (as defined below) pursuant to Section 5.4 below, which shall be separataley stated on such invoice. In the event of such dispute, Company must promptly notify Agent of such dispute and may only withhold that portion of the amounts subject to such dispute. Company shall settle such disputed amounts within five (5) business days of the date on which the parties agree on the amount to be paid by payment of the agreed amount. If no agreement is reached, then such disputed amounts shall be settled as may be required by applicable law or legal process.

5.3 Late Payments.

(a)

If any undisputed amount in an invoice of Agent is not paid within thirty (30) days after the date of such invoice, then Agent may charge Company interest thereon (from the due date to the date of payment) at a monthly rate equal to one and a half percent (1.5%). Notwithstanding any other provision hereof, such interest rate shall be no greater than permitted under applicable law.

(b)

The failure by Company to (i) pay the undisputed portion of an invoice within ninety (90) days after the date of such invoice or (ii) timely pay the undisputed portions of two (2) consecutive invoices shall constitute a material breach of this Agreement by Company. Notwithstanding terms to the contrary in Section 10.2 below, Agent may terminate this Agreement for such material breach immediately and shall not be obligated to provide Company with thirty (30) days to cure such breach.

5.4 Transaction Taxes. Company is responsible for all value added, goods and services, consumption, sales, use, revenue taxes, levies, duties, and assessments levied on Services purchased under this Agreement, if any (collectively, “Transaction Taxes”). Computershare is responsible for collecting and timely remitting Transaction Taxes in all jurisdictions in which Computershare is registered to collect such Transaction Taxes. Computershare shall invoice Company for such Transaction Taxes that Computershare is obligated to collect upon the furnishing of Services in accordance with Section 5.2 above. Company shall pay such Transaction Taxes according to the terms in Section 5.2 above. Computershare shall timely remit to the appropriate governmental authorities all such Transaction Taxes that Computershare collects from Company. The parties shall use commercially reasonable efforts to minimize Transaction Taxes, including, but not limited to, claiming exemptions where available. To the extent that Company provides Computershare with valid exemption certificates, direct pay permits, or other documentation that exempts Computershare from collecting Transaction Taxes from Company, invoices issued for the Services provided after Computershare’s receipt of such certificates, permits, or other documentation will not reflect exempted Transaction Taxes. If Computershare receives a refund of Transaction Taxes paid on behalf of Company, then it shall remit to Company, within thirty (30) days, the amount of such refund net of any taxes incurred by Computershare in connection with such refund. Notwithstanding anything in this Agreement to the contrary, Transaction Taxes shall not include, and Computershare is solely responsible for and shall pay, all personal property taxes, franchise taxes, corporate excise or privilege taxes, property or license taxes, taxes relating to Computershare’s personnel, and taxes based on Computershare’s net income or gross revenues or similar taxes relating to the Services.

6. REPRESENTATIONS AND WARRANTIES.

6.1 Agent. Agent represents and warrants to Company that:

(a)

Governance. Trust Company is a federally chartered trust company duly organized, validly existing, and in good standing under the laws of the United States and Computershare is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and each has full power, authority and legal right to execute, deliver and perform this Agreement;

(b)

Compliance with Laws. The execution, delivery and performance of this Agreement by Agent has been duly authorized by all necessary action, constitutes a legal, valid and binding obligation of Agent enforceable against Agent in accordance with its terms, will not require the consent of any third party that has not been given, and will not violate, conflict with or result in the breach of any material term, condition or provision of (i) any existing law, ordinance, or governmental rule or regulation to which Agent is subject, (ii) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority applicable to Agent, (iii) Agent’s incorporation documents or by-laws, or (iv) any material agreement to which Agent is a party; and

(c)	Agent has policies and procedures reasonably designed to prevent the violation of applicable federal securities laws.

6.2 Company. Company represents and warrants to Agent that:

(a)

Governance. Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power, authority and legal right to enter into and perform this Agreement;

(b)

Compliance with Laws. The execution, delivery and performance of this Agreement by Company has been duly authorized by all necessary action, constitutes a legal, valid and binding obligation of Company enforceable against Company in accordance with its terms, will not require the consent of any third party that has not been given, and will not violate, conflict with or result in the breach of any material term, condition or provision of (i) any existing law, ordinance, or governmental rule or regulation to which Company is subject, (ii) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority applicable to Company, (iii) Company’s incorporation or organization documents or by-laws, as applicable, or (iv) any material agreement to which Company is a party;

(c)

Securities Laws. A registration statement under the 1934 Act has been or will be filed and, with respect to all Shares offered and issued, such Shares, including, without limitation, Shares issued under the Plan, will be offered and issued in a transaction or series of transactions exempt from the registration requirements of the Securities Act of 1933, as amended (“1933 Act”), and state securities laws. For the avoidance of doubt, any Shares offered, issued, and sold outside of the United States of America will be in accordance with and under the exemption provided by Regulation S of the 1933 Act or will otherwise comply with the applicable securities laws of such non-U.S. jurisdiction(s). Company shall comply with all federal and state securities laws in connection with each Offer (as defined in Schedule 2 attached hereto) for which Agent acts as depositary under this Agreement and shall conduct each Offer in accordance with such laws; Company will immediately notify Agent of any information to the contrary;

(d)

Shares. The Shares issued and outstanding on the date hereof are duly authorized, validly issued, fully paid and non-assessable; and any Shares to be issued hereafter, including, without limitation, under the Plan, when issued, will be duly authorized, validly issued, fully paid and non-assessable;

(e)

Facsimile Signatures. The use of facsimile signatures by Agent in connection with the countersigning and registering of Share certificates has been duly authorized by Company and is valid and effective; and

(f)

Shareholder Authorization. All Shareholders have provided valid consent through a subscription agreement or other documentation or means for an applicable Financial Institution and/or Financial Advisor to access such Shareholder’s Account and view information available for such Shareholder’s Account as set forth in Sections 3.7 and 3.8 above. Company agrees to provide evidence of such consent to Agent upon its request.

7. INDEMNIFICATION AND LIMITATION OF LIABILITY.

7.1 Liability. Agent shall only be liable for any loss or damage determined by a court of competent jurisdiction to be the result of Agent’s negligence, bad faith or willful misconduct; provided, that (a) solely with respect to Schedule 1 attached hereto, any liability of Agent will be limited in the aggregate to the ongoing account management fees paid thereunder by Company to Agent during the twelve (12) months immediately preceding the event for which recovery from Agent is being sought, and (b) solely with respect to Schedule 2 attached hereto, any liability of Agent will be limited in the aggregate to the amounts paid thereunder by Company to Agent as fees and charges, but not including reimbursable expenses.

7.2 Indemnity. Company shall indemnify, defend and hold Agent harmless from and against, and Agent shall not be responsible for, any and all losses, claims, damages, costs, charges, counsel fees and expenses, payments, expenses and liability (collectively, “Losses”) arising out of or attributable to Agent’s duties under this Agreement or this appointment, including the reasonable costs and expenses of defending itself against any Loss or enforcing this Agreement, except for any liability of Agent as set forth in Section 7.1 above.

8. Damages. Notwithstanding anything in this Agreement to the contrary, neither party shall be liable to the other for any incidental, indirect, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits, occasioned by a breach of any provision of this Agreement even if apprised of the possibility of such damages.

9. CONFIDENTIALITY AND DATA PRIVACY.

9.1 General. All Confidential Information of a party will be held in confidence by the other party with at least the same degree of care as such party protects its own confidential or proprietary information of like kind and import, but not less than a reasonable degree of care. Neither party will disclose in any manner Confidential Information of the other party in any form to any person or entity without the other party’s prior consent. However, each party may disclose relevant aspects of the other party’s Confidential Information to its officers, affiliates, agents, subcontractors, and employees to the extent reasonably necessary to perform its duties and obligations under this Agreement and such disclosure is not prohibited by applicable law. Without limiting the foregoing, each party will implement physical and other security measures and controls designed to protect: (a) the security and confidentiality of Confidential Information; (b) against any threats or hazards to the security and integrity of Confidential Information; and (c) against any unauthorized access to or use of Confidential Information. To the extent that a party delegates any duties and responsibilities under this Agreement to an agent or other subcontractor, such party will ensure that such agent or subcontractor is contractually bound to confidentiality terms consistent with the terms of this Section 9.

9.2 Required or Permitted Disclosure. In the event any requests or demands are made for the disclosure of Confidential Information, other than requests or demands to Agent for Shareholder records pursuant to subpoenas or requests from state or federal government authorities (e.g., probate, divorce and criminal actions), the party receiving such request or demand will promptly notify the other party to secure instructions from an authorized officer of such party as to such request or demand and to enable the other party the opportunity to obtain a protective order or other confidential treatment, unless such notification is otherwise prohibited by applicable law or court order. Each party expressly reserves the right, however, to disclose Confidential Information to any person whenever it is advised by counsel that it may be held liable for the failure to disclose such Confidential Information or if required by applicable law or court order.

9.3 Unauthorized Disclosure. As may be required by applicable law and without limiting any party’s rights in respect of a breach of this Section 9, each party will promptly:

(a)	notify the other party in writing of any unauthorized possession, use or disclosure of the other party’s Confidential Information by any person or entity that may become known to such party;

(b)	furnish to the other party full details of the unauthorized possession, use or disclosure; and

(c)	use commercially reasonable efforts to prevent a recurrence of any such unauthorized possession, use or disclosure of Confidential Information.

9.4 Data Privacy.

(a)

Agent will not retain, use, process, or disclose Personal Information for any purpose other than: (i) the specific purpose of performing the Services specified in this Agreement on behalf of Company and the services reasonably related thereto; (ii) Agent’s business purposes, as defined by applicable privacy laws; or (iii) as otherwise required or permitted by applicable law and the terms of this Agreement.

(b)

Agent will not sell, rent, release, disclose, disseminate, make available, transfer, or otherwise communicate orally, in writing, or by electronic or other means, any Personal Information to a third party for monetary or other valuable consideration from such third party, except as permitted by applicable law.

(c)

Agent will reasonably assist Company to support Company’s obligations to respond to requests of Shareholders exercising their respective rights under applicable privacy laws, as directed by Company and agreed to by Agent.

10. TERM AND TERMINATION.

10.1 Term. The initial term of this Agreement shall be two (2) years from the Effective Date (“Initial Term”) unless terminated pursuant to the provisions of this Section 10. This Agreement will renew automatically from year to year (each a “Renewal Term”), unless a terminating party gives written notice to the other party not less than sixty (60) days before the expiration of the Initial Term or a Renewal Term, whichever is in effect.

10.2 Termination for Cause. This Agreement may be terminated at any time by any party (a) upon a material breach of a representation, covenant or term of this Agreement by any other party which is not cured within thirty (30) days after receipt of written notice thereof from the terminating party or (b) if any proceeding in bankruptcy, reorganization, receivership or insolvency is commenced by or against any other party, such other party shall become insolvent or shall cease paying its obligations as they become due or such other party shall make any assignment for the benefit of its creditors. Notwithstanding the terms of this Section 10.2, Schedule 2 of this Agreement may also be terminated as set forth therein.

10.3 Fees and Expenses. Upon termination or expiration of this Agreement for any reason, Company shall pay the following to Agent on or before the effective date of such termination or expiration:

(a) under the Fee and Service Schedule, all fees and expenses due and payable to Agent up to and including the date of such termination or expiration; and

(b) in order for Agent to move records, materials, and services to Company or the successor agent:

(i) all reasonable expenses in connection with such movement; and

(ii) a conversion fee for standard conversion services, in an amount equal to 10% of the aggregate fees (not including expenses) incurred by Company during the immediately preceding twelve (12) month period; provided, however, this fee shall in no event be less than $5,000.00 or more than $25,000. Upon Company’s request, Agent shall provide extended conversion services (e.g., test files) for an additional fee.

10.4 Early Termination. Notwithstanding anything in this Agreement to the contrary, if this Agreement is terminated prior to the expiration of the then-current term (X) by Company for any reason other than pursuant to Section 10.2 above, including, but not limited to, Company’s liquidation, acquisition, merger or restructuring, or (Y) by Agent pursuant to Section 10.2 above, then, in addition to the payments required in Section 10.3 above, Company shall pay to Agent all fees accelerated through the end of, and including all months that would have remained in, the then-current term at the time of termination. Such fees will be calculated using the rates, volumes, and Services in effect as of the termination date. If Company does not provide notice of early termination within the time period referenced in Section 10.1 above, then Agent shall make a good faith effort, but cannot guarantee, to convert Company’s records on the date requested by Company.

10.5 Termination Assistance. Upon receipt of written notice of termination, the parties will use commercially reasonable efforts to effect an orderly termination of this Agreement. Without limiting the foregoing, upon Company’s request in connection with the termination of this Agreement, Agent will deliver promptly to Company or Company’s agent, in machine readable form on media as reasonably requested by Company all Shareholder and other records, files and data supplied to or compiled by Agent on behalf of Company, subject to applicable law and Agent’s records management policy.

11. ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned by Company or Agent without the written consent of the other, such consent not to be unreasonably withheld; provided, however, that Agent may, without further consent of Company, assign any of its rights and obligations hereunder to any affiliated transfer agent registered under Rule 17Ac2-1 promulgated under the 1934 Act.

12. SUBCONTRACTORS AND UNAFFILIATED THIRD PARTIES.

12.1 Subcontractors. Agent may, without further consent of Company, subcontract with (a) any affiliates, or (b) unaffiliated subcontractors for such services as may be required from time to time (e.g., lost shareholder searches, escheatment, telephone and mailing services); provided, however, that Agent shall be as fully responsible to Company for the acts and omissions of any subcontractor as it is for its own acts and omissions under this Agreement.

12.2 Unaffiliated Third Parties. Nothing herein shall impose any duty upon Agent in connection with or make Agent liable for the actions or omissions to act of unaffiliated third parties (other than subcontractors referenced in Section 12.1 of this Agreement), such as, by way of example and not limitation, airborne services, delivery services, the U.S. mails, and telecommunication companies, provided, that if Agent selected such company, then Agent exercised due care in selecting the same.

13. MISCELLANEOUS.

13.1 Notices. Any notice or communication by Agent or Company to the other pursuant to this Agreement is duly given if in writing and delivered in person or sent by overnight delivery service or first class mail, postage prepaid, to the other’s address, or to the e-mail address listed below:

If to Company:

Audax Private Credit Fund, LLC

c/o Audax PDB Management Company, LLC

320 Park Avenue, 19th Floor

New York, New York 10022

Attn: Grant Bokerman, Managing Director and Counsel

e-mail: PDLPRequests@audaxprivatedebt.com

If to Agent:	Computershare Trust Company, N.A. 150 Royall Street Canton, MA 02021 Attn: General Counsel e-mail: #USCISLegalContractNotices@computershare.com

13.2 No Expenditure of Funds. No provision of this Agreement shall require Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it shall believe in good faith that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

13.3 Successors. All covenants and provisions of this Agreement by or for the benefit of Company or Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

13.4 Amendments. This Agreement may be amended or modified by a written amendment executed by the parties and, to the extent required, authorized by a resolution of the Board of Directors of Company.

13.5 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

13.6 Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of New York, without regard to principles of conflicts of law. The parties irrevocably (a) submit to the non-exclusive jurisdiction of any New York State court sitting in New York City or the United States District Court for the Southern District of New York in any action or proceeding arising out of or relating to this Agreement, (b) waive, to the fullest extent they may effectively do so, any defense based on inconvenient forum, improper venue or lack of jurisdiction to the maintenance of any such action or proceeding, and (c) waive, to the fullest extent permitted by law, all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

13.7 Force Majeure. Agent will not be liable for any delay or failure in performance when such delay or failure arises from circumstances beyond its reasonable control, including, without limitation, acts of God, acts of government in its sovereign or contractual capacity, acts of public enemy or terrorists, acts of civil or military authority, war, riots, civil strife, terrorism, blockades, sabotage, rationing, embargoes, epidemics, pandemics, outbreaks of infectious diseases or any other public health crises, earthquakes, fire, flood, other natural disaster, quarantine or any other employee restrictions, power shortages or failures, utility or communication failures or delays, labor disputes, strikes, or shortages, supply shortages, equipment failures, or software malfunctions.

13.8 Third Party Beneficiaries. The provisions of this Agreement are intended to benefit only Agent, Company and their respective permitted successors and assigns. No rights shall be granted to any other person by virtue of this Agreement, and there are no third party beneficiaries hereof.

13.9 Survival. All provisions regarding indemnification, warranty, liability and limits thereon, compensation and expenses and confidentiality and protection of proprietary rights and trade secrets shall survive the termination or expiration of this Agreement.

13.10 Priorities. In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in this Agreement and any exhibits, schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

13.11 Merger of Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

13.12 No Strict Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

13.13 Descriptive Headings. Descriptive headings contained in this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

13.14 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

13.15 Business Continuity and Disaster Recovery. Agent will maintain plans for business continuity, disaster recovery, and backup capabilities and facilities designed to ensure Agent’s continued performance of its obligations under this Agreement, including, without limitation, loss of production, loss of systems, loss of equipment, failure of carriers, and the failure of Agent’s or its supplier’s respective equipment, computer systems or business systems (“Business Continuity Plan”). Such Business Continuity Plan shall include, but not be limited to, testing, accountability, and corrective actions designed to be promptly implemented, if necessary. Agent will provide an attestation of relevant test results of such Business Continuity Plan upon reasonable, written request of Company. Agent will test the adequacy of its Business Continuity Plan at least annually.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by one of its officers thereunto duly authorized, all as of the Effective Date.

Computershare Inc. and Computershare Trust Company, N.A. On Behalf of Both Entities:		Audax Private Credit Fund, LLC

By:	/s/ Ann Bowering	By:	/s/ Michael Rettagliata
Name:	Ann Bowering	Name:	Michael Rettagliata
Title:	CEO Issuer Services, North America	Title:	Chief Financial Officer

[SIGNATURE PAGE TO TRANSFER AGENCY AND SERVICE AGREEMENT]

Schedule 1

FEE AND SERVICE SCHEDULE FOR STOCK TRANSFER SERVICES

1

Schedule 2

DEPOSITARY SCHEDULE

2